EXHIBIT 99.1




FOR IMMEDIATE RELEASE                Contact:
---------------------
Monday, August 8, 2005               Salvatore J. Guccione
                                     Senior Vice President and Chief
                                       Financial Officer
                                     International Specialty Products Inc.
                                     (973) 872-4200


                  INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                  ------------------------------------------
                          SECOND QUARTER 2005 RESULTS
                          ---------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today second quarter 2005 net income of $14.9 million compared with net income of $8.8 million in the second quarter of 2004.

         Net sales for the second quarter of 2005 were $338.4 million compared with $302.2 million in the same period last year. The 12% increase in sales resulted primarily from higher pricing and the favorable impact of the weaker U.S. dollar.

         Operating income for the second quarter of 2005 was $45.1 million compared with $48.7 million in the second quarter of 2004. Operating income for the 2005 quarter was adversely affected by increased manufacturing costs at the Company's Port Neches, Texas facility, plant integration costs in the amount of $2.1 million for the Lima, Ohio production facility acquired in this year's first quarter, and higher raw material and energy costs.

         The Specialty Chemicals segment recorded operating income of $37.9 million in the second quarter of 2005 compared with $41.6 million in the second quarter of 2004. Lower operating income was primarily due to higher raw material and energy costs.

         The Industrial Chemicals segment recorded operating income of $0.2 million in the second quarter of 2005 compared with an operating loss of $1.8 million in the same period last year. The segment's improved performance was achieved despite the $2.1 million one-time integration costs in connection with the Lima, Ohio production facility referenced above.

         The Synthetic Elastomers segment recorded operating income of $0.4 million in the second quarter of 2005 compared with $3.3 million in last year's second quarter. Results were adversely impacted by a manufacturing cost improvement program designed to enhance plant reliability and efficiency, which resulted in downtime for maintenance and repairs. The program was implemented in the second quarter of 2005 and completed in July.

         Operating income for the Mineral Products segment was $6.5 million in the second quarter of 2005 compared with $5.6 million in the second quarter of 2004. The improved results were attributable to favorable pricing and higher unit volumes, partially offset by increased material costs and higher freight and distribution expenses.

         Interest expense for the second quarter of 2005 was $19.7 million compared with $20.3 million in the second quarter of 2004. Investment and interest income in the second quarter of 2005 was $2.3 million compared with losses of $12.1 million in the same period last year. Other expense, net, for the quarter was $5.1 million compared with $2.9 million in the second quarter of 2004, with the higher expense due primarily to unfavorable foreign exchange.


                                  -continued-

                              FIRST HALF RESULTS
                              ------------------

         For the first half of 2005, the Company recorded net income of $39.0 million, after a non-cash, pre-tax charge of $10.5 million (see below), compared with net income of $38.7 million in the first half of 2004.

         Results for the first half of 2005 set a Company record for net sales. Record net sales for the first half of 2005 were $677.2 million compared with $602.6 million in the same period last year. The 12% increase in sales resulted primarily from higher pricing, higher unit volumes, and the favorable impact of the weaker U.S. dollar.

         Operating income for the first half of 2005 was $98.4 million, after a non-cash charge of $10.5 million. Excluding such charge, operating income increased by 10% to a record $108.9 million from $99.0 million in the first half of 2004 (see attached reconciliation of non-GAAP financial measures). The non-cash charge was for the impairment of assets at one of the Company's domestic manufacturing facilities related to a program for the restructuring and consolidation of production capacity in the Specialty Chemicals segment. Excluding such charge, operating income in the first half of 2005 improved because of favorable pricing in all segments. Increased operating income as a result of the 12% increase in sales for the first half of 2005, was partially offset by increased manufacturing costs at the Company's Port Neches, Texas, facility, integration costs in connection with the acquisition of the Lima, Ohio production facility earlier this year, and higher raw material and energy costs.

         The Specialty Chemicals segment recorded operating income of $83.3 million, excluding the aforementioned impairment charge in this year's first half, compared with last year's record first half of $87.8 million. Lower operating income was due to higher raw material and energy costs.


                                  -continued-

         The Industrial Chemicals segment recorded operating income of $8.0 million in the first half of 2005 compared with an operating loss of $1.6 million in last year's first half. The Industrial Chemicals segment's improved pricing more than offset material cost increases. The segment's improved performance was achieved despite the $2.4 million ($300,000 in the first quarter and $2.1 million in the second quarter) one-time integration costs in connection with the Lima, Ohio production facility referenced above.

         The Synthetic Elastomers segment recorded operating income of $6.4 million in the first half of 2005 compared with $4.7 million in the first half of 2004. While the Synthetic Elastomers segment's improved pricing more than offset material cost increases, results were adversely impacted by higher second quarter manufacturing costs at the Company's Port Neches, Texas facility.

         Operating income for the Mineral Products segment was $11.0 million in the first half of 2005 compared with $8.1 million in last year's first half. The 36% higher operating income was attributable to favorable pricing and the favorable impact of higher unit volumes, partially offset by increased material and manufacturing costs and higher freight and distribution expenses.

         Interest expense for the first half of 2005 was $39.2 million compared with $41.8 million in the first half of 2004. Investment and interest income in the first half of 2005 was $10.3 million compared with $6.2 million in the same period last year. Other expense, net, for the first half of 2005 was $10.4 million compared with $4.7 million in the first half of 2004, with the higher expense due primarily to unfavorable foreign exchange.



                                  -continued-

                                  * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals, industrial chemicals, synthetic elastomers and mineral products.


         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.




















                                  -continued-



                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                      SALES AND EARNINGS DATA (UNAUDITED)
                                  (MILLIONS)


                                               Second Quarter Ended           Six Months Ended
                                              -----------------------      -----------------------
                                                July 3,      July 4,         July 3,     July 4,
                                                 2005        2004 (A)         2005       2004 (A)
                                              ----------    ---------      ---------    ----------
Net sales...................................  $    338.4    $   302.2      $   677.2    $   602.6
Cost of products sold.......................      (237.9)      (202.4)        (458.2)      (401.9)
Selling, general and administrative.........       (55.1)       (50.7)        (109.4)      (101.2)
Other operating charges (B).................           -            -          (10.5)           -
Amortization of intangible assets...........        (0.3)        (0.4)          (0.7)        (0.5)
                                              ----------    ---------      ---------    ---------
Operating income............................        45.1         48.7           98.4         99.0

Interest expense............................       (19.7)       (20.3)         (39.2)       (41.8)
Investment and interest income (loss).......         2.3        (12.1)          10.3          6.2
Other expense, net..........................        (5.1)        (2.9)         (10.4)        (4.7)
                                              ----------    ---------      ---------    ---------
Income before income taxes..................        22.6         13.4           59.1         58.7
Income taxes................................        (7.7)        (4.6)         (20.1)       (20.0)
                                              ----------    ---------      ---------    ---------
Net income..................................  $     14.9    $     8.8      $    39.0    $    38.7
                                              ==========    =========      =========    =========





   (A) Effective July 28, 2003, the Company's parent company, ISP, acquired certain assets of the synthetic elastomers business of Ameripol Synpol Corporation. Effective August 30, 2004, ISP contributed the synthetic elastomers business to the capital of the Company. Accordingly, the Company's results of operations include the results of the synthetic elastomers business from the date of its acquisition by ISP. The second quarter and six months ended July 4, 2004 have been restated to include the results of operations of the synthetic elastomers business, including sales of $40.5 and $74.0 million, respectively, and net income of $1.9 and $3.0 million, respectively.

   (B) Other operating charges for the first six months of 2005 represent a $10.5 million non-cash charge for the impairment of fixed assets at one of the Company's domestic manufacturing facilities related to a program for the restructuring and consolidation of production capacity in the Specialty Chemicals segment.




                                  -continued-



                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)




                                               Second Quarter Ended          Six Months Ended
                                              -----------------------     ----------------------
                                                July 3,      July 4,        July 3,     July 4,
                                                 2005        2004 (A)        2005       2004 (A)
                                              ---------    ----------     ---------    ---------
Supplemental Business Segment Information:

Net sales:
     Specialty Chemicals....................  $   183.1    $   178.1      $   369.5    $   364.3
     Industrial Chemicals...................       63.7         49.1          122.4         97.8
     Synthetic Elastomers...................       51.3         40.5          105.4         74.0
     Mineral Products.......................       40.3         34.5           79.9         66.5
                                              ---------    ---------      ---------    ---------
Net sales...................................  $   338.4    $   302.2      $   677.2    $   602.6
                                              =========    =========      =========    =========
Operating income (loss):
     Specialty Chemicals (B)................  $    37.9    $    41.6      $    72.8    $    87.8
     Industrial Chemicals...................        0.2         (1.8)           8.0         (1.6)
     Synthetic Elastomers...................        0.4          3.3            6.4          4.7
     Mineral Products.......................        6.5          5.6           11.0          8.1
                                              ---------    ---------      ---------    ---------
     Total segment operating income.........       45.0         48.7           98.2         99.0
     Unallocated corporate office...........        0.1            -            0.2            -
                                              ---------    ---------      ---------    ---------
Operating income............................  $    45.1    $    48.7      $    98.4    $    99.0
                                              =========    =========      =========    =========

Depreciation and amortization of
   intangible assets........................  $    19.1    $    17.0      $    36.5    $    33.3
Capital expenditures and acquisitions.......  $    33.3    $    21.3      $   108.1    $    64.1






(A) See Note A on the first page of Sales and Earnings Data.

(B) Operating income for the Specialty Chemicals segment for the first six months of 2005 includes a $10.5 million non-cash charge for the impairment of fixed assets. See Note B on the first page of Sales and Earnings Data.










                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)



                                                            Six Months Ended
                                                         ----------------------
                                                           July 3,     July 4,
                                                            2005       2004 (A)
                                                         --------     ---------
Reconciliation of non-GAAP financial measures (B):

Operating income per GAAP..............................  $   98.4     $   99.0
Non-GAAP adjustment:
     Add: Other operating charges(C)...................      10.5            -
                                                         --------     --------
Operating income, as adjusted..........................  $  108.9     $   99.0
                                                         ========     ========


Supplemental Business Segment Information:

Operating income:
     Operating income per GAAP-Specialty Chemicals.....  $   72.8     $   87.8
     Non-GAAP adjustments (C)..........................      10.5            -
                                                         --------     --------
     Operating income-Specialty Chemicals as adjusted..  $   83.3     $   87.8
                                                         ========     ========

     Operating income (loss) per GAAP-Industrial
        Chemicals......................................  $    8.0     $   (1.6)
     Non-GAAP adjustments..............................         -            -
                                                         --------     --------
     Operating income (loss)- Industrial Chemicals
        as adjusted....................................  $    8.0     $   (1.6)
                                                         ========     ========

     Operating income per GAAP-Synthetic Elastomers....  $    6.4     $    4.7
     Non-GAAP adjustments..............................         -            -
                                                         --------     --------
     Operating income-Synthetic Elastomers as adjusted.  $    6.4     $    4.7
                                                         ========     ========

     Operating income per GAAP-Mineral Products........  $   11.0     $    8.1
     Non-GAAP adjustments..............................         -            -
                                                         --------     --------
     Operating income-Mineral Products as adjusted.....  $   11.0     $    8.1
                                                         ========     ========

     Total segment operating income as adjusted........  $  108.7     $   99.0
     Unallocated corporate office per GAAP.............       0.2            -
                                                         --------     --------
     Operating income, as adjusted.....................  $  108.9     $   99.0
                                                         ========     ========



  (A)   See Note A on the first page of Sales and Earnings Data.

  (B) As used herein, "GAAP" refers to U.S. generally accepted accounting principles. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to bondholders and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow bondholders and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

  (C) The non-GAAP adjustment for the first six months of 2005 represents a $10.5 million non-cash other operating charge for the impairment of fixed assets at one of the Company's domestic manufacturing facilities related to a program for the restructuring and consolidation of production capacity in the Specialty Chemicals segment.